Exhibit 10.1

EXECUTION VERSION

$100,000,000

H&E EQUIPMENT SERVICES, INC.

7% Senior Notes due 2022

PURCHASE AGREEMENT

January 30, 2013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Dear Sirs:

1. Introductory. H&E Equipment Services, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Deutsche Bank Securities Inc. (the “Purchaser”) U.S. $100,000,000 principal amount of its 7% Senior Notes due 2022 (the “Offered Securities”) to be issued under that certain indenture, dated as of August 20, 2012 (the “Indenture”), by and among the Company, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as Trustee.

The Offered Securities will be unconditionally guaranteed (together, the “Guarantees”) by each of the entities listed on Schedule A attached hereto (together, the “Guarantors”). As used herein, the term “Offered Securities” shall include the Guarantees thereof by the Guarantors, unless the context otherwise requires. The United States Securities Act of 1933 is herein referred to as the “Securities Act.”

The Company has previously issued $530,000,000 in aggregate principal amount of its 7% Senior Notes due 2022 under the Indenture (the “Existing Notes”). The Offered Securities constitute an issuance of “Additional Notes” under the Indenture. Except as otherwise described in the General Disclosure Package (as defined below), the Offered Securities will have identical terms to the Existing Notes and will be treated as a single class of notes for all purposes under the Indenture.

The Offered Securities will be offered and sold to the Purchaser without registration under the Securities Act in reliance upon an exemption therefrom. Upon the original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Offered Securities shall bear the legends set forth in the Final Offering Memorandum (as defined below). The Purchaser has advised the Company that the Purchaser will make offers to sell (the “Exempt Resales”) the Offered Securities purchased by the Purchaser on the terms set forth in the General Disclosure Package solely (i) in the United States to persons whom the Purchaser reasonably believes to be “qualified institutional buyers” (“QIBS”) as defined in Rule 144A under the Securities Act, and (ii) outside the United States to non-U.S. persons in reliance upon Regulation S under the Securities Act (the purchasers specified in clauses (i) and (ii) being referred to herein as the “Eligible Purchasers.”

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement to be dated as of the Closing Date by and among the Company, the Guarantors and the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors agree to file a registration statement with the Securities Exchange Commission (the “Commission”) to exchange the Offered Securities for a new issue of substantially identical debt securities issued under the indenture and registered under the Securities Act, subject to the terms and conditions specified therein.

The Company and the Guarantors hereby agree with the Purchaser as follows:

2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the Purchaser that:

(a) A preliminary offering memorandum dated as of January 30, 2013, as amended and supplemented from time to time prior to the date hereof (the “Preliminary Offering Memorandum”) relating to the Offered Securities to be offered by the Purchaser and a final offering memorandum (the “Final Offering Memorandum”) disclosing the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Company. “General Disclosure Package” means the Preliminary Offering Memorandum, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to this Agreement (including the pricing supplement listing the final terms of the Offered Securities and their offering, included in Schedule B to this Agreement, which is referred to as the “Pricing Supplement”). “Applicable Time” means 10:00 a.m. (New York time) on the date of this Agreement. As of the date of this Agreement, the Final Offering Memorandum does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Memorandum or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by or on behalf of any Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering. “Supplemental Marketing Material” means any Issuer Free Writing Communication specified on Schedule D to this Agreement.

(b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where any such failure to be so qualified or be in good standing in such other jurisdictions would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(c) Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except where the failure to be so qualified or be in good standing in such other jurisdictions would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for any lien or encumbrance in connection with the Third Amended and Restated Credit Agreement, dated as of July 29, 2010, by and among the Company, each of its subsidiaries, General Electric Capital Corporation, as Agent, Bank of America, N.A. as co-syndication agent, documentation agent, joint lead arranger and joint bookrunner and the lenders party thereto (the “Credit Agreement”), as amended as of the date hereof (the “Credit Agreement Liens”).

(d) The Indenture has been and the Offered Securities have been or, as of the Closing Date, will have been, duly authorized by the Company and the Guarantors, as applicable. The Indenture has been duly executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect of, relating to or affecting creditors’ rights generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought. When the Offered Securities have been duly executed, authenticated and delivered by the Trustee in accordance with the terms of the Indenture, and the Offered Securities have been issued and delivered by the Company to the Purchaser against payment therefor on the Closing Date in accordance with the terms of this Agreement, the Offered Securities will be validly issued and delivered, will conform in all material respects to the description thereof contained in the Final Offering Memorandum and in the General Disclosure Package, will be in the form contemplated by the Indenture, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect of, relating to or affecting creditors’ rights generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought.

(e) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Offered Securities.

(f) Assuming the accuracy of the Purchaser’s representations and warranties and the Purchaser’s compliance with the agreements in Section 4 hereof and compliance with the limitations and restrictions contained under the heading “Transfer Restrictions” in the Final Offering Memorandum, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company and the delivery of the Guarantees by the Guarantors except (i) registration of the Registered Exchange Offer (as defined in the Registration Rights Agreement) or resale of the Offered Securities under the Securities Act pursuant to the Registration Rights Agreement, and the order of the Commission declaring effective the Exchange Offer Registration Statement and, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement); (ii) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in connection with the issuance of the Exchange Securities (as defined in the Registration Rights Agreement); (iii) such as may be required under state securities or blue sky laws; (iv) such as have been obtained or made prior to the Closing Date; and (v) such as would not individually or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

(g) The execution, delivery and performance by the Company and the Guarantors of this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (iii) the charter or by-laws of the Company or any such subsidiary, (except, in the case of clauses (i) and (ii), where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect). The Company has full corporate power and authority to authorize, issue and sell the Offered Securities and each Guarantor has full corporate or limited liability company power and authority, as applicable, to deliver their respective Guarantees, in each case as contemplated by this Agreement.

(h) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(i) Except for the Credit Agreement Liens and such other liens existing as of the date hereof which are not prohibited under the Credit Agreement, the Company and its subsidiaries have good and marketable title to all real properties and good and valid title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would, individually or in the aggregate, have a Material Adverse Effect.

(j) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except such certificates, authorities or permits which the failure to possess would not individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(k) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company or any Guarantor, is imminent that would reasonably be expected to have a Material Adverse Effect.

(l) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(m) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(n) There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company and the Guarantors taken as a whole to perform their obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened.

(o) The financial statements included in the General Disclosure Package present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(p) Since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or any Guarantor on any class of their capital stock.

(q) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and files reports with the Commission on the Next Generation EDGAR System.

(r) None of the Company or the Subsidiaries is or will be on the Closing Date an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(t) The offer and sale of the Offered Securities by the Company and the Guarantors to the Purchaser in the manner contemplated by this Agreement will be exempt (assuming that the representations and warranties and agreements in Section 4 of this Agreement are true and correct and the Purchaser complies with the offer and sale procedures set forth in this Agreement) from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder.

(u) Except for the issuance of the Existing Notes, neither the Company, nor any Guarantor, nor any of their Affiliates (as defined in Rule 501(b) of Regulation D under the Act), nor any person acting on their behalf (it being understood that no representation, warranty, covenant or agreement is made with respect to the Purchaser or any of its affiliates or representatives) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities, or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantors and their Affiliates and any person acting on their behalf (it being understood that no representation, warranty, covenant or agreement is made with respect to the Purchaser or any of its affiliates or representatives) have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor any Guarantor has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

(v) The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company.

(w) Assuming (i) the accuracy of the Purchaser’s representations and warranties and the Purchaser’s compliance with the agreements in Section 4 hereof and compliance with the limitations and restrictions contained under the heading “Transfer Restrictions” in the Final Offering Memorandum, and (ii) that the purchasers in the Exempt Resales are Eligible Purchasers, no qualification of the Indenture under the Trust Indenture Act is required in connection with the offer and sale of the Offered Securities as contemplated hereby.

(x) On the Closing Date, the Exchange Securities will have been duly authorized by the Company; and when duly executed, authenticated and issued in accordance with the terms of the Indenture and the Registered Exchange Offer, the Exchange Securities will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect of, relating to or affecting creditors’ rights generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought.

(y) On the Closing Date, the Guarantee to be endorsed on the Exchange Securities by each Guarantor will have been duly authorized by such Guarantor; and, when such Guarantee has been duly executed and issued in accordance with the terms of the Indenture and the Exchange Offer and when the Exchange Securities have been duly executed, authenticated and issued in accordance with the terms of the Indenture and the Exchange Offer, the Guarantee of each Guarantor endorsed on such Exchange Securities will constitute valid and legally binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect of, relating to or affecting creditors’ rights generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought.

(z) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect of, relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought and (iii) the limitations of state and federal securities laws with respect to indemnity and contribution provisions. On the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof in the General Disclosure Package and the Final Offering Memorandum.

(aa) Except as disclosed in the General Disclosure Package and except as contemplated by (i) the Registration Rights Agreement and (ii) the Registration Rights Agreement, dated August 20, 2012, by and among the Company, the Guarantors and the initial purchasers named therein relating to the Existing Notes (the “Existing Registration Rights Agreement”), there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Offered Securities and Guarantees registered pursuant to the Registration Rights Agreement.

(bb) Neither the Company nor any of its subsidiaries nor any agent (it being understood that no representation, warranty, covenant or agreement is made with respect to any Purchaser or any of its affiliates or representatives) thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(cc) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has informed the Company that it is considering (a) the downgrading, suspension, or withdrawal of, any rating so assigned or (b) any negative or adverse change in the outlook for any rating of the Company or any securities of the Company or any Guarantor.

(dd) Assuming (i) the accuracy of the Purchaser’s representations and warranties and the Purchaser’s compliance with the agreements in Section 4 hereof and compliance with the limitations and restrictions contained under the heading “Transfer Restrictions” in the Final Offering Memorandum, and (ii) that the purchasers in the Exempt Resales are Eligible Purchasers, no registration under the Securities Act is required for the sale of the Offered Securities to the Purchaser as contemplated hereby or for Exempt Resales.

(ee) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

(ff) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns (or has requested and received extensions thereof) and has pad all taxes shown due thereon, except where the failure to so file such returns or pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(gg) The statistical and market-related data included in the General Disclosure Package are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.

(hh) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(ii) None of the Company or the Subsidiaries has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(jj) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, immediately after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(kk) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

(ll) Neither the Company nor any of the Subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of the Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of 107.25% of the principal amount thereof plus accrued interest from August 20, 2012 to the Closing Date (as hereinafter defined), the Offered Securities.

The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchaser in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by the Purchaser hereunder and to be offered and sold by the Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one or more permanent global securities in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Regulation S Global Securities and the Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Memorandum. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Memorandum.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchaser in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and reasonably acceptable to the Purchaser at 10:00 A.M., (New York time), on February 4, 2013, or at such other time not later than seven full business days thereafter as the Purchaser and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the office of Cahill Gordon and Reindel LLP at least 24 hours prior to the Closing Date.

4. Representations by Purchaser; Resale by Purchaser.

(a) The Purchaser represents and warrants to the Company that it is a QIB within the meaning of Rule 144A under the Securities Act (“Rule 144A”) under the Act and an institutional “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.

(c) The Purchaser represents and agrees that it will offer the Offered Securities for resale only upon the terms and conditions set forth in this Agreement, the Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Memorandum and it will solicit offers to buy the Offered Securities only from, and will offer and sell the Offered Securities solely (i) to persons reasonably believed by the Purchaser to be QIBs in accordance with Rule 144A or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, and (ii) outside the United States to non-U.S. persons in reliance upon Regulation S under the Securities Act; provided, however, that, in the case of this clause (ii), in purchasing such Offered Securities such persons shall have represented and agreed as provided under the caption “Transfer Restrictions” contained in the General Disclosure Package and the Final Offering Memorandum.

(d) The Purchaser represents and warrants with respect to offers and sales outside the United States that (i) the Offered Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (ii) it has offered the Offered Securities and will offer and sell the Offered Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither such purchaser nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Offered Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(e) The Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

(f) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(g) The Purchaser represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or any of the Guarantors; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

(h) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Purchaser represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of the Offered Securities to the public in that Relevant Member State other than (i) to any legal entity which a qualified investor as defined in the Prospectus Directive, (ii) to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Purchaser for any such offer, or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Offered Securities shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

5. Certain Agreements of the Company and the Guarantors. The Company agrees, and, as applicable, the Guarantors agree, with the Purchaser that:

(a) The Company will advise the Purchaser promptly of any proposal to amend or supplement the Preliminary Offering Memorandum, Final Offering Memorandum or General Disclosure Package and will not effect such amendment or supplementation without the Purchaser’s consent, which shall not be unreasonably withheld. If, at any time prior to the completion of the Exempt Resales of the Offered Securities by the Purchaser, there occurs an event or development as a result of which any document included in the Preliminary Offering Memorandum, Final Offering Memorandum, or the General Disclosure Package as then amended or supplemented, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Purchaser’s consent to, nor the Purchaser’s delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7. The first sentence of this subsection does not apply to statements in or omissions from the Preliminary Offering Memorandum, Final Offering Memorandum or the General Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(b) The Company will furnish to the Purchaser copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, and all amendments and supplements thereto, in each case as soon as practicable and in such quantities as the Purchaser reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for so long as any Offered

Securities remain outstanding that are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, the Company will promptly furnish or cause to be furnished to the Purchaser and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchaser all such documents.

(c) The Company will apply the net proceeds from the sale of the Offered Securities as set forth under “Use of Proceeds” in the General Disclosure Package and the Final Offering Memorandum.

(d) For so long as any of the Offered Securities remain outstanding, the Company will furnish to the Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Offered Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed (it being understood and agreed that any reports or financial statements filed with the Commission and available through the Commission’s Next Generation EDGAR System shall be deemed to have been furnished to the Purchaser pursuant to this clause (d)).

(e) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Offered Securities in a manner which would require the registration under the Act of the Offered Securities.

(f) The Company will use its commercially reasonable efforts to permit the Offered Securities to be eligible for clearance and settlement through The Depository Trust Company.

(g) The Company will cooperate with the Purchaser and counsel for the Purchaser to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Purchaser designates and will continue such qualifications, registrations, and exemptions in effect so long as required for the Exempt Resales of the Offered Securities by the Purchaser; provided, however, that none of the Company nor the Guarantors shall be obligated to qualify or register as a foreign corporation or as a dealer in securities or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or registered or where it would be subject to taxation, and provided, further, that none of the Company or the Guarantors will be required to file a registration statement or prospectus except as contemplated by the Registration Rights Agreement or the Existing Registration Rights Agreement.

(h) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(i) None of the Company or the Subsidiaries is, or immediately after the sale of the Offered Securities to be sold hereunder and the application of the proceeds from such sale (as described in the General Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds”) will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(j) During the period of one year after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that constitute “restricted securities” that have been reacquired by any of them, except pursuant to an effective registration statement under the Securities Act.

(k) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the state securities laws of such jurisdictions in the United States and Canada as the Purchaser designates and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vi) for expenses incurred in distributing the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchaser. Except as otherwise expressly provided in this Agreement, the Purchaser shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Offered Securities they may sell.

(l) In connection with the offering, until the Purchaser shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any Guarantor, will permit its affiliates (as defined in Rule 144 of the Securities Act) to, either alone or with one or more other persons, bid for or purchase for any account in which the Company or any Guarantor or any of their affiliates has a beneficial interest in any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Company nor any Guarantor will, and the Company will not permit its affiliates (as defined in Rule 144 of the Securities Act) to, make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(m) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchaser, neither the Company nor any Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than (i) the Exchange Offer Registration Statement or the Shelf Registration Statement or (ii) any registration statement contemplated by the Existing Registration Rights Agreement, in each case) relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (other than (i) the Exchange Securities, (ii) the securities to which any registration statement contemplated by the Existing Registration Rights Agreement relates, or (iii) any amendment to or increase in the Company’s or any of its subsidiaries’ bank lending facilities, including its senior secured credit facility), without the prior written consent of the Purchaser. Neither the Company nor any Guarantor will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6. Free Writing Communications.

(a) The Company represents and agrees that, unless it obtains the prior consent of the Purchaser, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication. The Purchaser represents and agrees that, unless it obtains the prior consent of the Company it has not made and will not make any offer relating to the Offered Securities that would constitute a Free Writing Communication.

(b) The Company consents to the use by any Purchaser of a Free Writing Communication that contains only (A) information consistent with the Preliminary Offering Memorandum describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in Schedule B hereto it being understood and agreed that any such Free Writing Communication referred to in Section 6(b) hereof shall not be an Issuer Free Writing Communication for purposes of this Agreement.

7. Conditions of the Obligations of the Purchaser. The obligations of the Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

(a) On the date hereof, the Purchaser shall have received from BDO USA, LLP a comfort letter dated the date hereof, in form and substance reasonably satisfactory to counsel for the Purchaser with respect to the audited and any unaudited or pro forma financial information in the General Disclosure Package. On the Closing Date, the Purchaser shall have received from BDO USA, LLP a comfort letter dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Purchaser, which shall refer to the comfort letter dated the date hereof and reaffirm or update as of a more recent date, the information stated in the comfort letter dated the date hereof and similarly address the audited and any unaudited or pro forma financial information in the Final Offering Memorandum.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any of the Company or its subsidiaries having sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the judgment of the Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the judgment of the Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or its subsidiaries), except in each case as described in the General Disclosure

Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto); (ii) any downgrading in the rating of any debt securities of the Company or any of the Guarantors by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any of the Guarantors has been placed on negative outlook; (iii) any material change in the financial markets of the United States if, in the judgment of the Purchaser, the effect of any such material change makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ National Market, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any (A) outbreak or escalation of hostilities involving the United States or (B) outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, if, in the judgment of the Purchaser, the effect of any such outbreak, escalation, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c) The Purchaser shall have received (A) an opinion and 10b-5 letter, dated as of the Closing Date and addressed to the Purchaser, of Dechert LLP, counsel for the Company in form and substance reasonably satisfactory to counsel to the Purchaser; and (B)(i) the opinions, dated as of the Closing Date and addressed to the Purchaser, of Garlington, Lohn & Robinson, PLLP, local Montana counsel for the Company and Guarantors and Williams Mullen, local Virginia counsel for the Company and the Guarantors (collectively, “Local Counsel”), in each case, in form and substance reasonably satisfactory to counsel for the Purchaser. In rendering such opinions, Dechert LLP and Local Counsel shall have received and may rely upon any certificates and other documents and information as they may reasonably request to pass upon such matters.

(d) The Purchaser shall have received the opinion and 10b-5 letter, in form and substance satisfactory to the Purchaser, dated as of the Closing Date and addressed to the Purchaser, of Cahill Gordon & Reindel LLP, counsel for the Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Purchaser may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(e) The Purchaser shall have received a certificate, dated the Closing Date, of the Chief Executive Officer, the President or any Vice President and a principal financial or accounting officer of the Company and each Guarantor in which such officers, to their knowledge, shall state that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company and the Guarantors have satisfied all conditions on their part to be performed or satisfied hereunder and complied in all material respects with all agreements at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(f) The sale of the Offered Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(g) On the Closing Date, the Purchaser shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably request. The Purchaser may waive compliance with any conditions to the obligations of the Purchaser hereunder.

8. Indemnification and Contribution.

(a) The Company and the Guarantors will indemnify and hold harmless the Purchaser, its officers, partners, members, directors and its affiliates and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, General Disclosure Package or the Final Offering Memorandum, in each case as amended or supplemented, or any Supplemental Marketing Material or any Issuer Free Writing Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser through itself or its counsel specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) The Purchaser will indemnify and hold harmless the Company and each Guarantor, their directors and officers and each person, if any, who controls the Company and each Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company and each Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, or any Supplemental Marketing Material or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser through itself or its counsel specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of the following information in the Preliminary and Final Offering Memorandum furnished on behalf of the Purchaser: the information set forth in the last paragraph on the front cover page (as such paragraph is supplemented by Schedule B); under the caption “Private Placement” the second, third and fourth sentences of the third paragraph, the second sentence of the ninth paragraph and the tenth paragraph.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors or their officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company and the Guarantors shall remain jointly and severally responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchaser pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantors will reimburse, jointly and severally, the Purchaser for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser, c/o Deutsche Bank Securities, Inc. 60 Wall Street, New York, NY 10005, Attention: High Yield Syndicate Desk, Third Floor, with a copy to the attention of the General Counsel, 36th Floor, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, Attention: John Tripodoro, Esq., or, if sent to the Company or any Guarantor, will be mailed, delivered or telegraphed and confirmed to the Company and such Guarantor at H&E Equipment Services, Inc., 7500 Pecue Lane, Baton Rouge, LA 70809, Attention: Chief Financial Officer, with a copy to Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036, Attention: Richard Goldberg, Esq.; provided, however, that any notice to the Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to the Purchaser.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Purchaser has been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Purchaser has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Memorandum, General Disclosure Package or Final Offering Memorandum, irrespective of whether the Purchaser has advised or is advising the Company or any Guarantor on other matters;

(b) the purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchaser and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Guarantors have been advised that the Purchaser and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that the Purchaser has no obligation (except as required under federal securities laws) to disclose such interests and transactions to the Company or any Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and the Guarantors waive, to the fullest extent permitted by law, any claims they may have against the Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement or the process leading thereto and agrees that the Purchaser shall have no liability (whether direct or indirect) to the Company or any Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Guarantor, including stockholders, employees or creditors of the Company or any Guarantor.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchaser’s understanding of our agreement kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the Purchaser in accordance with its terms.

Very truly yours,

H&E EQUIPMENT SERVICES, INC.

By:	/s/ LESLIE S. MAGEE
Name: Leslie S. Magee
Title: Chief Financial Officer

GNE INVESTMENTS, INC.

By:	/s/ LESLIE S. MAGEE
Name: Leslie S. Magee
Title: Chief Financial Officer

GREAT NORTHERN EQUIPMENT, INC.

By:	/s/ LESLIE S. MAGEE
Name: Leslie S. Magee
Title: Chief Financial Officer

H&E CALIFORNIA HOLDING, INC.

By:	/s/ LESLIE S. MAGEE
Name: Leslie S. Magee
Title: Chief Financial Officer

H&E EQUIPMENT SERVICES (CALIFORNIA), LLC

By:	/s/ LESLIE S. MAGEE
Name: Leslie S. Magee
Title: Chief Financial Officer

H&E FINANCE CORP.

By:	/s/ LESLIE S. MAGEE
Name: Leslie S. Magee
Title: Chief Financial Officer

[PURCHASE AGREEMENT]

H&E EQUIPMENT SERVICES (MID-ATLANTIC), INC.

By:	/s/ LESLIE S. MAGEE
Name: Leslie S. Magee
Title: Chief Financial Officer

[PURCHASE AGREEMENT]

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

BY DEUTSCHE BANK SECURITIES INC.

By:	/S/ CHASE ARNOLD
Name: Chase Arnold
Title: Director

By:	/S/ CHRISTOPHER BLUM
Name: Christopher Blum
Title: Managing Director

[PURCHASE AGREEMENT]

SCHEDULE A

Guarantors

GNE Investments, Inc., a Washington corporation

Great Northern Equipment Inc., a Montana corporation

H&E California Holding, Inc., a California corporation

H&E Equipment Services (California), LLC, a Delaware limited liability company

H&E Equipment Services (Mid-Atlantic), Inc., a Virginia corporation

H&E Finance Corp., a Delaware corporation

SCHEDULE B

Pricing Supplement attached hereto as Annex B-1.

Annex B-1

Pricing Supplement dated January 30, 2013 to

Preliminary Offering Memorandum

Dated January 30, 2013 (the “Preliminary Offering Memorandum”)

$100,000,000

H&E Equipment Services, Inc.

7% Senior Notes due 2022

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum, which is hereby incorporated by reference. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any securities laws of any state. The New Notes are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

On August 20, 2012, H&E Equipment Services, Inc. (“H&E”) issued $530,000,000 aggregate principal amount of 7% Senior Notes due 2022 (the “Existing Notes”) pursuant to an indenture dated as of August 20, 2012 among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (as amended and supplemented, the “Indenture”). The notes offered hereby (the “New Notes”) are being issued as additional notes under the Indenture. The Existing Notes and the New Notes are collectively referred to in this Supplement as the “Notes.”

Unless otherwise indicated, terms used but not defined herein have the meaning assigned to such terms in the Preliminary Offering Memorandum.

Issuer:	H&E Equipment Services, Inc.
Aggregate Principal Amount:	$100,000,000. The New Notes will have the same terms and will be part of the same class as the Existing Notes.
Title of Securities:	7% Senior Notes due 2022
Final Maturity Date:	September 1, 2022
Issue Price:	108.5%, plus accrued interest from August 20, 2012

Coupon:	7%
Interest Payment Dates:	March 1 and September 1

First Interest Payment Date:	March 1, 2013

Record Dates:	February 15 and August 15 of each year

Optional Redemption:

At any time prior to September 1, 2017, H&E may redeem all or a part of the Notes upon notice as described under the heading “Description of Notes — Repurchase at the Option of Holders — Selection and Notice,” at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but excluding the date of redemption, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On or after September 1, 2017, H&E may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Date	Price
2017	103.500%
2018	102.333%
2019	101.167%
2020 and thereafter	100.000%

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)    1.0% of the principal amount of such Note; and

(2)    the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at September 1, 2017 (such redemption price being set forth in the table appearing above under the caption “—Optional redemption”), plus (ii) all required interest payments due on such Note through September 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 1, 2017; provided, however, that if the period from the redemption date to September 1, 2017 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
Optional Redemption with Equity Proceeds:	At any time prior to September 1, 2015, H&E may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the indenture at a redemption price of 107.000% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to the redemption date, with the net cash proceeds of one or more Equity Offerings of H&E; provided that: (1) at least 65% of the aggregate principal amount of Notes originally issued under the indenture (excluding Notes held by H&E and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Change of Control:	101%
Initial Purchaser:	Deutsche Bank Securities Inc.

Trade Date:	January 30, 2013

Settlement Date:	February 4, 2013 (T+3)
Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

CUSIP/ISIN Numbers:	144A CUSIP: 404030 AD0 144A ISIN: US404030AD03 Regulation S CUSIP: U2443LAC5 Regulation S ISIN: USU2443LAC55

The information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the offering memorandum for a complete description.

This communication is being distributed in the United States solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act and outside the United States solely to non-U.S. persons as defined under Regulation S in accordance with the applicable provisions of Regulation S.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction where the offering is prohibited, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

This communication is directed only to persons who (i) are persons falling within Article 19(5) (“Investment professional”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“High net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, (iv) are persons falling within Article 43(2) of the Financial Promotion Order (“Members and creditors of certain bodies corporate”), or (v) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This communication is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE C

Subsidiaries

GNE Investments, Inc., a Washington corporation

Great Northern Equipment, Inc., a Montana corporation

H&E California Holding, Inc., a California corporation

H&E Equipment Services (California), LLC, a Delaware limited liability company

H&E Equipment Services (Mid-Atlantic), Inc., a Virginia corporation

H&E Finance Corp., a Delaware corporation

SCHEDULE D

Supplemental Marketing Material

l. NetRoadshow road show presentation posted on January 30, 2013 and accompanying audio recording posted on January 30, 2013.